SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 17, 2008


                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                          0-32323                20-1217659
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)       Identification Number)

1151 Harbor Bay Parkway, Suite 202, Alameda, California            94502
     (Address of Principal Executive Offices)                    (Zip Code)

       Registrant's telephone number, including area code: (510) 814-3778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-120

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication  pursuant  to Rule  13c-4(c)  under  the
    Exchange Act (17 CFR 240.133-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 17, 2008, International Building Technology Group, Inc. ("INBG") entered into a definitive agreement to acquire a 92% equity stake in Wuhan Wufeng Machinery Manufacturing Co., Ltd. ("Machinery Co.") from Wuhan Interpower Co., Ltd., a China corporation ("Seller") pursuant to a Stock Sale and Purchase Agreement. After transferring a 4% equity stake to certain management personnel of the Machinery Co. at the closing of this transaction, INBG will own a net interest of 88% of the equity securities of the Machinery Co.

The Closing of this acquisition will occur as soon as an audit of the books and accounts of the Machinery Co. is completed to the satisfaction of INBG and requisite governmental approvals are obtained..

The  purchase   consideration  to  be  paid  by  INBG  to  the  Seller  will  be approximately  U.S.  $1,500,000,  consisting  of cash  for  10% of the  purchase consideration payable within seven (7) days of April 17, 2008, and three (3) Convertible Promissory Notes representing the balance of the purchase consideration, such notes being due and payable on June 30, September 30 and December 20, 2008. At the Seller's option the notes are convertible into shares of INBG common stock at a value equivalent to the notes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

     10.1 Stock Sale and Purchase Agreement by and between International Building Technologies Group, Inc. and Wuhan Interpower Co., Ltd. executed on April 17, 2008.

     99.1 Press Release dated April 17, 2008, and entitled "International Building Technologies Group, Inc. Signed a Definitive Agreement to Acquire Wuhan Wufeng Machinery Manufacturing Co. of China with Net Assets Worth USD 2.5 Million."

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 18, 2008            INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.


                                 By: /s/ Kenneth Yeung
                                    --------------------------------------------
                                    Kenneth Yeung
                                    President


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
                                  EXHIBIT INDEX


   Exhibit No.                       Description of Exhibit
   -----------                       ----------------------

     10.1 Stock Sale and Purchase Agreement by and between International Building Technologies Group, Inc. and Wuhan Interpower Co., Ltd. executed on April 17, 2008.

     99.1 Press Release dated April 17, 2008, and entitled "International Building Technologies Group, Inc. Signed a Definitive Agreement to Acquire Wuhan Wufeng Machinery Manufacturing Co. of China with Net Assets Worth USD 2.5 Million."